UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2011

Flagstone Reinsurance Holdings, S.A.
(Exact name of registrant as specified in its charter)

Luxembourg	001-33364	98-0481623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37, Val St. André
L-1128 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  +352 273 515 30

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

 On August 31, 2011, Flagstone Réassurance Suisse SA (“Flagstone Suisse”) and Flagstone Capital Management Luxembourg SICAF-FIS ("FCML"), each wholly-owned subsidiaries of Flagstone Reinsurance Holdings, S.A. (the “Company”), entered into a $200 million secured committed multicurrency letter of credit facility with Barclays Bank plc (the “Facility”). The Facility comprises a $200 million secured committed facility for letters of credit with a maximum tenor of up to 15 months (or 24 months in the case of letters of credit denominated in Australian dollars). No letters of credit may be issued or renewed under the Facility after December 31, 2012, unless the Facility is renewed or extended.  The Facility will be used to support the reinsurance obligations of the Company and its subsidiaries.

         The foregoing description of the Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Facility, the Luxembourg Account Pledge Agreement, the Deed of Charge Over Credit Balances and the Account Control Agreement, which are filed as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, to this Current Report on Form 8−K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
99.1	$200,000,000 Multicurrency Letter of Credit Facility Agreement, dated as of 31 August 2011, by and among Flagstone Suisse, FCML and Barclays Bank plc.
99.2.	Luxembourg Account Pledge Agreement, dated as of 31 August 2011, by and between FCML and Barclays Bank plc.
99.3	Deed of Charge Over Credit Balances, dated as of 31 August 2011, by and between FCML and Barclays Bank plc.
99.4	Account Control Agreement, dated as of 1 September 2011, by and among FCML, Barclays Bank plc and J. P. Morgan Bank Luxembourg S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTONE REINSURANCE HOLDINGS, S.A.

	By:	/s/ William F. Fawcett
Name: William F. Fawcett
Title: General Counsel
Date: September 6, 2011